UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 1, 2020

Slack Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38926	26-4400325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 630-7943

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement with Salesforce.com, Inc.

On December 1, 2020, Slack Technologies, Inc. (“Slack” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc. (“Salesforce”), Skyline Strategies I Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub I”), and Skyline Strategies II LLC, a Delaware limited liability company and a wholly owned subsidiary of Salesforce (“Merger Sub II”). The Merger Agreement provides for the merger of Merger Sub I with and into Slack, with Slack continuing as the surviving corporation (the “Surviving Corporation”) and a direct, wholly owned subsidiary of Salesforce (the “First Merger”), immediately followed by a second merger of the Surviving Corporation into either Merger Sub II or Salesforce, with either Merger Sub II or Salesforce continuing as the surviving company (the “Second Merger” and together with the First Merger, the “Mergers”). The respective Boards of Directors of Salesforce and Slack have unanimously approved the Merger Agreement, and the Board of Directors of Slack recommends that the stockholders of Slack to approve the Transactions, including the Mergers and adopt the Merger Agreement, subject to its terms and conditions.

Consideration to Slack Stockholders. Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), each outstanding share of Slack Class A common stock and Slack Class B common stock (other than shares of Slack common stock owned directly or indirectly by Salesforce, Slack or any of their respective subsidiaries immediately prior to the First Effective Time, shares of Slack common stock as to which dissenters’ rights have been properly perfected, and shares of Slack common stock covered by Slack restricted share awards) will be converted in the First Merger into the right to receive 0.0776 shares of Salesforce common stock and the right to receive $26.79 in cash, without interest (the “Merger Consideration”).

Treatment of Slack Equity Awards. The Merger Agreement provides that, at the First Effective Time:

•

Each option to purchase Slack common stock that is outstanding and unexercised and held by an individual who is not an employee of Slack, whether vested or unvested, will be cancelled and such holders will be entitled to receive the Merger Consideration applicable to shares covered by such options after withholding shares to cover the exercise price (as determined in accordance with the formula in the Merger Agreement), less applicable tax withholdings.

•

All other options to purchase Slack common stock that are outstanding and unexercised will be assumed and converted automatically into an option to purchase a number of shares of Salesforce common stock based on the exchange ratio set forth in the Merger Agreement, on the same terms and conditions (including vesting terms).

•

Each restricted stock unit award relating to shares of Slack common stock and each Slack restricted share award that is outstanding and held by a non-employee director of the Company, whether vested or unvested, will be canceled and the holders will be entitled to receive the Merger Consideration in respect of each share of Slack common stock covered by such restricted stock unit award or restricted share award, as applicable.

•

All other restricted stock unit awards relating to shares of Slack common stock and Slack restricted share awards that are outstanding will be assumed and converted automatically into corresponding awards in respect of Salesforce common stock based on the exchange ratio set forth in the Merger Agreement, on the same terms and conditions (including vesting terms), except that any repurchase price applicable to a restricted share award will be adjusted as determined in accordance with the formula set forth in the Merger Agreement.

Conditions to Closing. Under the terms of the Merger Agreement, the completion of the Mergers is subject to certain customary closing conditions, including, among others, (a) the approval of the First Merger and adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Slack common stock, (b) the approval for listing on the New York Stock Exchange of the shares of Salesforce common stock to be issued in the First Merger, (c) the effectiveness of a registration statement on Form S-4 filed by Salesforce registering the shares to be issued in connection with the First Merger, (d) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications, (e) compliance by the parties with their respective covenants in the Merger Agreement in all material respects, (f) the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Mergers; (g) the expiration of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other approvals under specified antitrust and foreign investment laws, (h) the receipt by each party of opinions to the effect that the Mergers, taken together, will qualify as a reorganization for U.S. federal income tax purposes, and (i) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to Slack on or after the date of the Merger Agreement that is continuing as of immediately prior to the closing. Consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants made by each of Salesforce, Slack, Merger Sub I and Merger Sub II, including, among others, covenants by Slack regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters. Slack is required, among other things, not to solicit alternative business combination transactions and, subject to certain exceptions, not to engage in discussions or negotiations regarding an alternative business combination transaction. Slack is required to convene a meeting of its stockholders to vote on the adoption of the Merger Agreement.

Termination Rights. Both Salesforce and Slack may terminate the Merger Agreement under certain specified circumstances, including (a) if the Merger is not consummated by August 1, 2021, subject to two extensions up to three months in order to obtain required regulatory approvals, (b) if the approval of the Slack stockholders is not obtained, or (c) if Slack’s board makes an adverse recommendation change with respect to the proposed transaction or to enter into a superior acquisition proposal. In certain circumstances in connection with the termination of the Merger Agreement, including if Slack’s Board of Directors changes or withdraws its recommendation of the Merger to its stockholders or terminates the Merger Agreement to enter into an agreement with respect to a “superior proposal,” Slack will be required to pay Salesforce a termination fee equal to $900.0 million in cash.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the agreement. They are not intended to provide any other factual information about Salesforce, Slack or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Salesforce, Slack, Merger Sub I, Merger Sub II or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Salesforce or Slack. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Salesforce or Slack and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, certain Slack stockholders (the “Stockholders”) entered into a voting and support agreement (the “Voting and Support Agreement”) with Salesforce, pursuant to which, among other things, and subject to the terms of the Voting and Support Agreement, each such Stockholder agreed to vote all shares of Slack common stock owned by such Stockholder, which in the aggregate represent approximately 55% of the voting power of Slack’s common stock, (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, and (ii) against any acquisition proposal or any action or agreement that is in opposition to the Mergers. The Voting and Support Agreement terminates upon certain events, including the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein. The Voting and Support Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Stockholders. Moreover, the representations and warranties in the Voting and Support Agreement were used for the purposes of allocating risk between the Company and the Stockholders rather than establishing matters of fact. Accordingly, the representations and warranties in the Voting and Support Agreement should not be relied on as characterization of the actual state of facts about the Company or any of the Stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, Stewart Butterfield, the Company’s Chief Executive Officer and Chairperson of the Company’s board of directors, entered into a waiver and acknowledgment agreement with Salesforce and the Company (the “Waiver Letter”) that amends certain rights that Mr. Butterfield has under the Slack Technologies, Inc. Amended and Restated Executive Severance Plan (the “Severance Plan”) in consideration for the benefits Mr. Butterfield may receive as a result of the completion of the Mergers and continued employment with the Company, Salesforce or one of their respective affiliates.

The Waiver Letter generally provides for the following, effective as of immediately prior to the closing of the Mergers: (i) the definition of Good Reason (as defined in the Severance Plan) will no longer include a material diminution in Mr. Butterfield’s position, responsibilities, authority or duties as grounds for a resignation for Good Reason and Mr. Butterfield will not have the right to assert Good Reason under the terms of the Severance Plan or any of his equity award agreements with the Company as a result of any changes to his position, responsibilities, authority or duties; (ii) accelerated vesting of equity awards in connection with certain terminations of Mr. Butterfield’s employment will only apply to unvested awards held by Mr. Butterfield prior to the closing of the Mergers; and (iii) the vesting schedules of Mr. Butterfield’s unvested equity awards as of the closing of the Mergers will be amended such that 50% of the shares underlying such equity awards (on tranche by tranche basis) will vest on each of the first and second anniversaries of the closing of the Mergers, subject to Mr. Butterfield’s continued employment through the applicable amended vesting date. The Waiver Letter also provides that Mr. Butterfield will no longer be eligible for coverage under the Severance Plan after the first anniversary of the closing of the Mergers, at which time Mr. Butterfield will be eligible to participate in the Salesforce severance plan applicable to similarly situated employees of Salesforce.

The Waiver Letter will become null and void if the Merger Agreement terminates without the closing of the Mergers having occurred.

The foregoing summary of the Waiver Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-K for the period ended January 31, 2021.

Item 8.01	Other Events

On December 1, 2020, Salesforce and the Company issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This report relates to a proposed business combination transaction between Salesforce.com, Inc. (“Salesforce”) and Slack Technologies, Inc. (“Slack”). This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Salesforce or Slack stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the merger on the ability of Salesforce or Slack to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Salesforce or Slack do business, or on Salesforce’s or Slack’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Salesforce to successfully integrate Slack’s operations; the ability of Salesforce to implement its plans, forecasts and other expectations with respect to Salesforce’s business after the completion of the transaction and realize expected synergies; and business disruption following the merger. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and proxy statement/prospectus that will be filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Salesforce’s and Slack’s respective periodic reports and other filings with the SEC, including the risk factors identified in Salesforce’s and Slack’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Salesforce nor Slack undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, Salesforce intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Slack and that also constitutes a prospectus of Salesforce. Each of Salesforce and Slack may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Salesforce or Slack may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Salesforce and Slack. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Salesforce, Slack and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Salesforce will be available free of charge on Salesforce’s website at www.salesforce.com/investor or by contacting Salesforce’s Investor Relations department at investor@salesforce.com. Copies of the documents filed with the SEC by Slack will be available free of charge on Slack’s website at investor.slackhq.com or by contacting Slack’s Investor Relations department at ir@slack.com.

Participants in the Solicitation

Salesforce, Slack and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Salesforce, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Salesforce’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2020, and Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 5, 2020, as well as in a Form 8-K filed by Salesforce with the SEC on June 1, 2020. Information about the directors and executive officers of Slack, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Slack’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 5, 2020, and Slack’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 12, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Salesforce or Slack using the sources indicated above.

Item 9.01	Financial Statements and Exhibits

Exhibit No.		Description

2.1	*	Agreement and Plan of Merger, dated as of December 1, 2020, by and among Slack Technologies, Inc., salesforce.com, inc., Skyline Strategies I Inc. and Skyline Strategies II LLC.

99.1		Voting Agreement, dated as of December 1, 2020, by and among salesforce.com, inc. and certain stockholders of Slack Technologies, Inc.

99.2		Joint Press Release issued by salesforce.com, inc. and Slack Technologies, Inc.

104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Slack agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLACK TECHNOLOGIES, INC.

Date: December 1, 2020	By:	/s/ Allen Shim
Allen Shim
Chief Financial Officer